As filed with the Securities and Exchange Commission on April 25, 2014
Registration No. 333-127969

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
Post-Effective Amendment No. 1 to FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________
WEINGARTEN REALTY INVESTORS
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1464203 (I.R.S. Employer Identification No.)
2600 Citadel Plaza Drive, Suite 125
Houston, Texas 77008
(713) 866-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
________________
Andrew M. Alexander
President and Chief Executive Officer
Weingarten Realty Investors
2600 Citadel Plaza Drive, Suite 125
Houston, Texas 77008
(713) 866-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________
Approximate date of commencement of proposed sale to the public: The offering to which this Registration Statement relates has terminated.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-127969), originally filed with the Securities and Exchange Commission on August 30, 2005 (collectively, including all exhibits thereto, the “Registration Statement”). The Registration Statement registered resales from time to time of 463,864 common shares of beneficial interest, par value $0.03 per share, of Weingarten Realty Investors (the “Company”) issued upon the redemption of Class A Partnership Units of WRI Trautmann, L.P. There are no Class A Partnership Units outstanding, and the Company has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of April, 2014.

WEINGARTEN REALTY INVESTORS

By:	/s/ Andrew M. Alexander
Andrew M. Alexander
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
By:	/s/ Andrew M. Alexander	Chief Executive Officer, President and	April 25, 2014
	Andrew M. Alexander	Trust Manager

By:	/s/ Stanford Alexander	Chairman and Trust Manager	April 25, 2014
Stanford Alexander

By:	/s/ Shelaghmichael Brown	Trust Manager	April 25, 2014
Shelaghmichael Brown

By:	/s/ James W. Crownover	Trust Manager	April 25, 2014
James W. Crownover

By:	/s/ Robert J. Cruikshank	Trust Manager	April 25, 2014
Robert J. Cruikshank

By:	/s/ Melvin Dow	Trust Manager	April 25, 2014
Melvin Dow

By:	/s/ Stephen A. Lasher	Trust Manager	April 25, 2014
Stephen A. Lasher

By:	/s/ Thomas L. Ryan	Trust Manager	April 25, 2014
Thomas L. Ryan

By:	/s/ Stephen C. Richter	Executive Vice President and Chief	April 25, 2014
	Stephen C. Richter	Financial Officer

By:	/s/ Douglas W. Schnitzer	Trust Manager	April 25, 2014
Douglas W. Schnitzer

By:	/s/ Joe D. Shafer	Senior Vice President and Chief	April 25, 2014
	Joe D. Shafer	Accounting Officer

By:	/s/ C. Park Shaper	Trust Manager	April 25, 2014
C. Park Shaper

By:	/s/ Marc J. Shapiro	Trust Manager	April 25, 2014
Marc J. Shapiro